Morgan, Lewis & Bockius llp 2020 K Street, NW Washington, District of Columbia 20006-1806 Tel. +1.202.373.6000 Fax: +1.202.373.6001 www.morganlewis.com

August 5, 2015

Investment Managers Series Trust
235 West Galena Street
 Milwaukee, Wisconsin 53212

Ladies and Gentlemen:

We have acted as counsel to Investment Managers Series Trust, a Delaware statutory trust (the “Trust”), in its individual capacity and on behalf of the EP Asia Small Companies Fund (the “Acquiring Fund”), a separate series of the Trust, in connection with the Trust’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission (the “Commission”) on or about August 5, 2015 (the “Registration Statement”), with respect to the Acquiring Fund’s shares of beneficial interest (the “Shares”) to be issued in exchange for the transfer of assets and assumption of liabilities of each of the EP China Fund and the EP Latin America Fund, each a series of the Trust, as described in the Registration Statement (the “Reorganization”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence of the Trust;

(b)	A copy, certified by the Secretary of State of the State of Delaware, of the Trust’s Certificate of Trust dated February 15, 2005, as amended on May 31, 2005, and December 3, 2007, and as corrected on November 23, 2009, filed with the Secretary of State (the “Certificate of Trust”);

(c)	A certificate executed by the Secretary of the Trust, certifying as to, and attaching copies of, the Trust’s Amended and Restated Agreement and Declaration of Trust dated March 5, 2014 (the “Declaration”), the Trust’s By-Laws, as amended, and the resolutions adopted by the Trustees of the Trust authorizing the Reorganization and the issuance of the Shares (the “Resolutions”);

Almaty   Astana   Beijing   Boston   Brussels   Chicago   Dallas   Dubai   Frankfurt   Harrisburg   Hartford   Houston   London   Los Angeles   Miami   Moscow
New York   Orange County   Paris   Philadelphia   Pittsburgh   Princeton   San Francisco   Santa Monica   Silicon Valley   Tokyo   Washington   Wilmington

Investment Managers Series Trust
August 5, 2015

(d)	A printer’s proof of the Registration Statement; and

(e)	A copy of the form of Agreement and Plan of Reorganization to be entered into by the Trust in its individual capacity and on behalf of the Acquiring Fund (the “Agreement”).

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the proof referred to in paragraph (d) above, and that the Agreement will be duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in paragraph (e) above. We have also assumed for the purposes of this opinion that the Declaration, the Certificate of Trust, the Resolutions and the Agreement will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of the Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate.  We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transaction referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware.  Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware.  No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction.  In addition, to the extent that the Declaration or the By-Laws refer to, incorporate or require compliance with, the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing and to the further assumptions and limitations hereinafter set forth, it is our opinion that the Shares, when issued and sold in accordance with the Declaration, the Registration Statement, and the Resolutions, and for the consideration described in the Agreement, will be validly issued, fully paid, and nonassessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP